New Jersey Tax Exempt Income Fund
May 31, 2006 Annual Report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2006, Putnam Management has
assumed $1,507 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



72DD1		Class A	6,230
		Class B	1,794

72DD2		Class M	57

73A1		Class A	0.353909
		Class B	0.293919

73A2		Class M	0.326332

74U1		Class A	17,298
		Class B	5,384

74U2		Class M	184

74V1		Class A	9.11
		Class B	9.10

74V2		Class M	9.11



85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.